UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 2, 155 Water Street
Vancouver, B.C., Canada	V6B 1A7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 564-0765

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 - Matters Related to Accountants and Financial Statements

ITEM 4.01. Change in Registrant's Certifying Accountant.

On April 14, 2017, Sterling Group Ventures, Inc. ("SGGV" or the "Company") dismissed BDO Canada, LLP ("BDO") as the Company's independent registered public accounting firm.

Effective April 14, 2017, the Company appointed MNP LLP ("MNP") as independent registered public accounting firm for the Company's fiscal year ended December 31, 2017. The Company's decision to replace BDO with MNP was approved by the Board of Directors of the Company.

The BDO reports on the Company's financial statements as of May 31, 2016 and 2015 and for the years ended May 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended May 31, 2016 and 2015 and through February 8, 2017, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years.

The Company has provided BDO a copy of the foregoing statements and requested a letter from BDO to the Securities and Exchange Commission stating whether BDO agrees with the above statements.

During the years ended May 31, 2016 and 2015 and through April 14, 2017, neither the Company nor anyone acting on behalf of the Company, consulted with MNP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company's financial statements, or any other matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 5 - Corporate Governance and Management

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2017, the Board of Directors approved the changing of the Company's fiscal year end from May 31 to December 31. A transition report covering the period from May 31, 2016 to December 31, 2016 will be filed on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Nicolaos Mellios
Nicolaos Mellios
Chairman & CEO

April 17, 2017